Contact:	Chris Paterson
Chief Executive Officer
(954) 796-3651
cpaterson@careguide.com

CAREGUIDE ANNOUNCES IMPROVEMENT IN OPERATING RESULTS:

NET INCOME OF $69 THOUSAND AND EBITDA OF $3.3 MILLION FOR NINE MONTHS ENDED DECEMBER 31, 2006

Company Also Announces Restructuring Designed to Focus

on Disease and Population Health Management and Restatement of Prior Period Financial Statements

Coral Springs, Florida (April 17, 2007) – CareGuide, Inc. (OTCBB: CGDE), a total population health management company, today announced its financial results for the three and nine months ended December 31, 2006. The Company, which recently changed its fiscal year end from March 31 to December 31, reported $69 thousand in net income on total revenues of $41.3 million, compared with a net loss of $2.1 million on total revenues of $54.7 million for the fiscal year ended March 31, 2006, and a net loss of $2.6 million on revenue of $39.0 million for the nine months ended December 31, 2005 (unaudited). Included in the net income (loss) for these periods was net income from discontinued operations of $675 thousand, $290 thousand and $290 thousand, respectively. The Company’s EBITDA for the same periods, was $3.3 million, $399 thousand and a loss of $917 thousand, respectively, evidencing similar improvement.

For the quarter ended December 31, 2006, CareGuide reported a net loss of $475 thousand on revenues of $13.8 million compared with a net loss of $618 thousand on revenues of $12.4 million for the same quarter of the prior year. During the quarter ended December 31, 2006, CareGuide wrote off $546 thousand of fixed assets upon determination that these assets had no further value and were fully impaired. Net income from discontinued operations for the quarter ended December 31, 2006, was $250 thousand compared to a loss from discontinued operations of $4 thousand for the same quarter of the prior year. CareGuide realized EBITDA of $982 thousand and $178 thousand for the quarters ended December 31, 2006 and 2005, respectively.

For the unaudited calendar year ended December 31, 2006, CareGuide realized net income of $549 thousand and EBITDA of $4.6 million on total revenues of $57.0 million. These results are consistent with revised annual guidance previously issued by the Company, which projected EBITDA for calendar year 2006 in the high end of the $3.5 to $5.0 million range and total revenues somewhat below the $60.0 to $70.0 million range.

CareGuide has also concluded that certain liabilities relating to subleases of office space should have been in prior periods dating back to the Company’s fiscal year ending December 31, 2004. Accordingly, the Company has restated its consolidated financial statements for periods prior to the nine months ended December 31, 2006. As a result of this restatement, expense aggregating approximately $1.5 million should have been recorded during the fiscal year ended March 31, 2004 and March 31, 2005. Accordingly, in its fiscal restated/consolidated financial statements for the year ended March 31, 2006, CareGuide recorded a reduction in opening stockholders’ equity as of April 1, 2005 of $1.5 million. The impact of the restatement for the year ended March 31, 2006, was an increase in the net loss of $209 thousand, or $0.01 per share. The impact of the restatement for the three and nine months ended December 31, 2005 was a decrease in the net loss of $62 thousand and $184 thousand, respectively.

CareGuide also announced today a restructuring initiative to integrate its recent acquisitions, products and information systems. The Company expects to reduce its workforce by approximately 17% during the year ending December 31, 2007, and CareGuide will consolidate its operations under the direction of Julie Meek, DNS, who has been appointed chief operating officer and executive vice president. Dr. Meek joined CareGuide in

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April 17, 2007

December 2006 in connection with the acquisition of Haelan Corporation. The Company projects that the cost savings from these organizational changes will be approximately $4.0 million on an annualized basis and will result in enhanced gross margins. The Company expects to begin to realize these benefits beginning in the second quarter of 2007.

Related to the restructuring, CareGuide also announced that it is completing the consolidation of its care management technology onto a single proprietary member-centric platform and work flow engine. These state-of-the-art applications will also enable CareGuide to operate more efficiently and at reduced expense levels. In addition, they should provide improved scalability and work process consistency.

Chris E. Paterson, president and chief executive officer of CareGuide, said, “This restructuring represents the last major step in our efforts to redefine our business. We completed a large number of initiatives in 2006 related to our business plan that we believe positioned us for future margin growth. Acquisitions of both Patient Infosystems and Haelan in 2006 enabled us to assemble and integrate a complete set of population health management solutions for our customers and substantially grow our predictive modeling and population health management business. As a result of these transactions and the opportunities they present, we have made a decision to focus exclusively on the population health management business and the administrative services revenue with which it is associated. We have exited the at-risk, capitated post-acute business in which we had to pay provider claims from our revenues. While overall revenues will decrease with this changeover, we believe this refined revenue base will generate higher gross margins.”

Through the acquisition of Haelan in December 2006, CareGuide added One Care Street™, a patent-pending predictive modeling approach developed by Dr. Meek that has been shown to result in earlier, more accurate identification of individuals in need of healthcare services, to its portfolio of products and services. In commenting on the modeling approach, Dr. Meek added, “We are now in a position at CareGuide to provide a total population health management solution to our customers. We are uniquely able to find the right people and offer them a fully integrated health coaching, disease education and care navigation approach that delivers results that we believe are far superior to traditional disease management. We are impacting overall health cost trends for our clients, not just costs for a subset of members.” In a separate release today, CareGuide also announced results of a 10-customer study, which demonstrated the unique capabilities of One Care Street to reduce medical trend.

Presented below is a reconciliation of income (loss) from continuing operations, which we believe to be the most comparable GAAP measure, to EBITDA (loss) form continuing operations (dollars in thousands). Periods prior to the nine months ended December 31, 2006, have been restated, as discussed above.

	Nine Months Ended Dec. 31, 2006	Calendar Year Ended Dec. 31, 2006	Year Ended March 31, 2006	Nine Months Ended Dec. 31, 2005	Quarter Ended Dec. 31, 2006	Quarter Ended Dec. 31, 2005
Loss from continuing operations, GAAP basis	$ (606)	$ (126)	$ (2,430)	$ (2,910)	$ (725)	$ (614)
Depreciation and amortization	1,959	2,482	1,504	981	986	408
Interest income	(360)	(470)	(361)	(251)	(141)	(81)
Trading portfolio loss	543	559	16	-	156	-
Interest expense	1,355	1,783	1,616	1,188	467	408
Income tax expense	377	356	54	75	239	57
EBITDA (loss) from continuing operations, non-GAAP basis	$ 3,268	$ 4,584	$ 399	$ (917)	$ 982	$ 178

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April 17, 2007

The Company’s management will host a conference call and webcast to discuss the earnings release at 11:30 a.m. Eastern time on Wednesday, April 18, 2007. To participate in the call, participants should dial 1-212-896-6121 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21336735. The replay will be available from 1:30 p.m. Eastern time on Wednesday, April 18, 2007, through 6:00 p.m. on Thursday, April 19, 2007. The conference call will also be available for 30 days through the Company’s website at www.careguide.com and at www.earnings.com.

Headquartered in Coral Springs, Florida, CareGuide is a total population health management company serving the health and benefit plans of managed care organizations, employers, unions, third party administrators and government customers. CareGuide offers the One Care Street product, among other products and services, to its broad customer base. Understanding that health status is dynamic and encompasses physical, mental and social qualities, CareGuide’s integrated solutions are intended to address each of these factors to achieve superior health and financial outcomes for customers. CareGuide distinguishes itself by combining high human touch with technology and science to assist in the identification and engagement of individuals in need – our aim is to find more, miss fewer, and help better. Visit www.careguide.com for more information.

This release contains information about management’s view of the Company’s future expectations, financial results, plans and prospects, the Company’s ability to add customers and expand service offerings to existing customers, the realization of expected expense savings from the restructuring, enhancement of gross margins, prospects for growth of its ASO business, and improvement of its operating results in future periods, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the Company’s financial condition, its ability to extend or refinance its liabilities under its credit facility which matures on October 1, 2007, its ability to realize expense savings and operate more effectively following its restructuring efforts, its ability to integrate and sell the Company’s products including One Care Street, its ability to successfully transition from risk-based services to administrative service only contracts, its ability to compete with competitors and its ability to increase its business and revenue base, the competitive environment in the healthcare industry, and the growth of the healthcare market, as well as other factors that are discussed in the Company’s Transition Report on Form 10-KSB for the nine months ended December 31, 2006, filed with the SEC on April 17, 2007, as well as other documents the Company files with the SEC.

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April 17, 2007

CareGuide, Inc. and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except shares and par values)

	Dec. 31,	March 31,
	2006	2006
Assets		(Restated)
Current assets:
Cash and cash equivalents	$ 5,975	$ 8,399
Restricted cash available for current liabilities	4,717	4,894
Securities available for sale	24	99
Securities held for trading	284	827
Notes receivable	308	340
Accounts receivable, net of allowance for doubtful accounts of $544 and $465, respectively	3,503	3,859
Prepaid expenses and other current assets	587	440
Current assets of discontinued operations	344	351
Total current assets	15,742	19,209
Property and equipment, net	2,948	1,225
Intangibles and other assets, net	5,963	4,219
Goodwill	32,629	28,666
Restricted cash	908	618
Total assets	$ 58,190	$ 53,937

Liabilities and stockholders’ equity
Current liabilities:
Claims payable	$ 7,260	$ 8,260
Line of credit	8,000	-
Accounts payable and accrued expenses	4,932	6,395
Deferred revenue	1,500	1,355
Current tax liability	344	93
Current portion of lease obligations	365	356
Current liabilities of discontinued operations	425	1,018
Total current liabilities	22,826	17,477

Long-term liabilities:
Line of credit	-	8,000
Convertible notes payable	6,520	-
Deferred tax liability	7	28
Lease obligations, net of current portion	1,107	1,172
Legal settlement payable, net of current portion	-	300
Total liabilities	30,460	26,977

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 80,000,000 shares authorized;
67,538,976 shares issued and outstanding	675	675
Additional paid-in capital	62,474	61,742
Accumulated other comprehensive loss	(32)	(1)
Accumulated deficit	(35,387)	(35,456)
Total stockholders’ equity	27,730	26,960
Total liabilities and stockholders’ equity	$ 58,190	$ 53,937

CareGuide, Inc. and Subsidiaries

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April 17, 2007

Consolidated Statements of Operations
(In thousands, except per share data)

	Nine Months Ended Dec. 31, 2006	Year Ended March 31, 2006	Nine Months Ended Dec. 31, 2005	Year Ended Dec. 31, 2006
		(Restated)	(Unaudited)	(Unaudited)
Revenues:
Capitation revenue	$ 27,061	$ 39,508	$ 30,803	$ 35,766
Administrative and fee revenue	14,277	15,186	8,230	21,233
Total revenues	41,338	54,694	39,033	56,999
Cost of services – direct service costs, excluding depreciation and amortization of $808, $843 and $619, respectively	31,429	47,331	35,600	43,160
Gross profit	9,909	7,363	3,433	13,839

Operating costs and expenses:
Selling, general and administrative expense	6,641	6,964	4,350	9,255
Depreciation and amortization	1,959	1,504	981	2,482
Total operating costs and expenses	8,600	8,468	5,331	11,737

Operating income (loss) from continuing operations	1,309	(1,105)	(1,898)	2,102

Other income (expense):
Interest and other income	360	361	251	470
Trading portfolio loss	(543)	(16)	-	(559)
Interest expense	(1,355)	(1,616)	(1,188)	(1,783)
Loss from continuing operations before income taxes and discontinued operations
	(229)	(2,376)	(2,835)	230
Income tax expense	(377)	(54)	(75)	(356)
Loss from continuing operations	(606)	(2,430)	(2,910)	(126)
Income from discontinued operations	675	290	290	675
Net income (loss)	69	(2,140)	(2,620)	549
Accretion of preferred stock	-	(125)	(114)	(11)
Net income (loss) attributable to common stockholders	$ 69	$ (2,265)	$ (2,734)	$ 538

Net income (loss) common share-basic and diluted:
Continuing operations	$ (0.01)	$ (0.14)	$ (0.37)	$ -
Discontinued operations	0.01	0.02	0.04	0.01
Net income (loss)	$ -	$ (0.12)	$ (0.33)	$ 0.01

Weighted average common shares outstanding:
Basic	67,539	18,814	8,256	63,641
Diluted	67,539	18,814	8,256	63,641

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April 17, 2007

CareGuide, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Nine Months Ended Dec. 31, 2006	Year Ended March 31, 2006	Nine Months Ended Dec. 31, 2005

			(Unaudited)
Cash provided by (used in) operating activities:
Cash received from customers	$ 25,612	$ 35,425	$ 23,891
Direct provider costs and claims settlements paid	(4,859)	(19,979)	(15,268)
Salary and benefits paid	(12,536)	(12,400)	(8,178)
Rent expense paid	(1,425)	(1,674)	(1,174)
Professional fees paid	(1,346)	(635)	(608)
Other operating expenses paid	(4,375)	(4,496)	(3,269)
Other income received	360	361	251
Interest expense paid	(566)	(564)	(398)
Income taxes paid	(139)	(24)	(20)
Net cash provided by (used in) operating activities	726	(3,986)	(4,773)

Cash provided by (used in) investing activities:
Purchases of property and equipment	(381)	(280)	(250)
Restricted deposits, net	(113)	5,882	4,783
Cash (used in) acquired in mergers, net of acquisition costs	(2,596)	3,814	(513)
Net cash (used in) provided by investing activities	(3,090)	9,416	4,020

Cash provided by (used in) financing activities:
Principal payments of capital lease obligations	(70)	(313)	(193)
Proceeds from borrowing under line of credit facility	-	1,850	1,850
Proceeds received from warrant exercises	10	-	-
Net cash (used in) provided by financing activities	(60)	1,537	1,657

Net (decrease) increase in cash and cash equivalents	(2,424)	6,967	904
Cash and cash equivalents, beginning of period	8,399	1,432	1,432
Cash and cash equivalents, end of period	$ 5,975	$ 8,399	$ 2,336
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:		(Restated)
Net income (loss)	$ 69	$ (2,140)	$ (2,620)
Adjustments to reconcile net income (loss) to net cash provided by (used in) continuing operations:

Depreciation and amortization	1,959	1,504	981
Stock option compensation	63	84	54
Amortization of warrants	659	884	655
Unrealized loss in trading portfolio	543	16	-
Decrease in accounts receivable	480	2,046	2,401
(Increase) decrease in prepaid expenses and other current assets	(137)	82	(178)
Decrease in claims payable	(1,000)	(6,772)	(5,603)
Decrease in accounts payable and accrued expenses	(1,577)	(237)	(663)
Increase in deferred revenue	12	622	193
Increase (decrease) in current tax liability	251	(98)	-
Deferred tax (expense) benefit	(10)	16	-
Decrease in current assets of discontinued operations	7	578	570
Decrease in current liabilities of discontinued operations	(593)	(571)	(563)
Net cash provided by (used in) operating activities	$ 726	$ (3,986)	$ (4,773)

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